Exhibit 10.11

THE ALLSTATE CORPORATION
AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

Article 1.    Establishment, Purpose and Duration

        1.1    Establishment of the Plan.    The Allstate Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan for key employees, to be known as "The Allstate Corporation 2001 Equity Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of nonqualified stock options (NQSOs), incentive stock options (ISOs), stock appreciation rights (SARs), unrestricted stock, restricted stock, restricted stock units, performance units, performance stock and other awards.

        The Plan was approved by the Board of Directors on March 13, 2001 and became effective when approved by the Company's stockholders on May 15, 2001 (the "Effective Date"). The Plan was amended by the Board of Directors on March 9, 2004. On March 14, 2006 the Plan was amended and restated effective upon approval by stockholders at the 2006 Annual Meeting of Stockholders on May 16, 2006. The Plan was further amended and restated by the Board at meetings held on September 10, 2006 and on February 20, 2007, and shall thereafter remain in effect as provided in Section 1.3 herein.

        1.2    Purpose of the Plan.    The primary purpose of the Plan is to provide a means by which key employees of the Company and its Subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its Subsidiaries and their desire to remain employed by the Company and its Subsidiaries. The Plan also is intended to attract and retain key employees and to provide such employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

        1.3    Duration of the Plan.    The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein, until all Stock subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2.    Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

        2.1   Award means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Unrestricted Stock, Restricted Stock, Restricted Stock Units, Performance Units, Performance Stock or any other type of award permitted under Article 10 of the Plan.

        2.2   Award Agreement means an agreement setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

        2.3   Base Value of an SAR means the Fair Market Value of a share of Stock on the date the SAR is granted.

        2.4   Beneficial Owner means such term as defined in Rule 13d-3 under the Exchange Act.

        2.5   Board or Board of Directors means the Board of Directors of the Company.

        2.6   Code means the Internal Revenue Code of 1986, as amended from time to time.

        2.7   Committee means the committee, as specified in Article 3, appointed by the Board to administer the Plan.

        2.8   Company means The Allstate Corporation, a Delaware corporation, or any successor thereto as provided in Article 18 herein.

        2.9   Covered Employee means any Participant who would be considered a "covered employee" for purposes of Section 162(m) of the Code.

        2.10 Disability means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months which, in the opinion of the Committee, renders a Participant unable to engage in any substantial gainful activity.

        2.11 Dividend Equivalent means, with respect to Stock subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding shares of Stock.

        2.12 Eligible Person means a Person who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

        2.13 Employee means an individual who is paid on the payroll of the Company or of one of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party, and is classified on the employer's human resource payroll system as a regular full-time or regular part-time employee.

        2.14 Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.15 Exercise Period means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

        2.16 Fair Market Value, means the price at which a share of the Stock was last sold in the principal United States market for the Stock as of the date for which fair market value is being determined, which in the case of Restricted Stock or Restricted Stock Units is the last day of the Period of Restriction.

        2.17 Family Member means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, or sibling, including adoptive relationships, a trust in which these persons have more than fifty (50) percent of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than fifty (50) percent of the voting interests.

        2.18 Freestanding SAR means an SAR that is not a Tandem SAR.

        2.19 Incentive Stock Option or ISO means an option to purchase Stock, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

        2.20 Minimum Consideration means the $.01 par value per share or such larger amount determined pursuant to resolution of the Board to be capital within the meaning of Section 154 of the Delaware General Corporation Law.

        2.21 Nonqualified Stock Option or NQSO means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

        2.22 Option means an Incentive Stock Option or a Nonqualified Stock Option.

        2.23 Option Exercise Price means the price at which a share of Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

        2.24 Participant means an Eligible Person who has outstanding an Award granted under the Plan.

        2.25 Performance Goals means the performance goals established by the Committee, which shall be based on one or more of the following measures: sales or revenues, earnings per share, stockholder return and/or value, funds from operations, operating income, gross income, net income, combined ratio, underwriting income, cash flow, return on equity, return on capital, return on assets, net earnings, earnings before interest, operating ratios, stock price, customer satisfaction, customer retention, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios and/or market performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

        2.26 Performance Period means the time period during which Performance Unit/Performance Stock Performance Goals must be met.

        2.27 Performance Stock means an Award described in Article 9 herein.

        2.28 Performance Unit means an Award described in Article 9 herein.

        2.29 Period of Restriction means the period during which the transfer of Restricted Stock or Restricted Stock Units is limited in some way, as provided in Article 8 herein.

        2.30 Person means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

        2.31 Plan means The Allstate Corporation Amended and Restated 2001 Equity Incentive Plan.

        2.32 Qualified Restricted Stock means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

        2.33 Qualified Restricted Stock Unit means an Award of Restricted Stock Units designated as Qualified Restricted Stock Units by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

        2.34 Reload Option means an additional Option related to Options awarded prior to 2004 as described in Article 6 herein.

        2.35 Restricted Stock means an Award described in Article 8 herein.

        2.36 Restricted Stock Unit means an Award described in Article 8 herein.

        2.37 Retirement means a Participant's termination from employment with the Company or a Subsidiary at the Participant's Early, Normal or Health Retirement Date, as applicable.

  (a)
  Early Retirement Date—shall mean the date prior to the Participant's Normal Retirement Date on which a Participant terminates employment, if such termination date occurs on or after the Participant attains age fifty-five (55) with twenty (20) years of service and such retirement is in accordance with the voluntary early retirement policy of the Company or the Subsidiary with which the Participant is employed on the date of termination of employment.

  (b)
  Normal Retirement Date—shall have the meaning given to it by the Company or the Subsidiary with which the Participant is employed on the date of termination of employment, provided that such termination is voluntary and occurs on or after the Participant attains age sixty (60) with at least one (1) year of service at termination of employment.

  (c)
  Health Retirement Date—shall mean the date on which the Participant terminates employment for health reasons (as determined under the human resource policy of the Company or the

    Subsidiary with which the Participant is employed on the date of termination of employment), provided that such termination date occurs on or after the Participant attains age fifty (50) but before the Participant attains age sixty (60), with at least ten (10) years of continuous service at termination of employment.

        2.38 Section 409A shall have the meaning set forth in Section 19.5 herein.

        2.39 Securities Act means the Securities Act of 1933, as amended.

        2.40 Stock means the common stock, $.01 par value, of the Company.

        2.41 Stock Appreciation Right or SAR means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one share of Stock.

        2.42 Subsidiary means any corporation (other than the Company) or limited liability company in an unbroken chain of such entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns, directly or indirectly, stock possessing 50 percent or more of the total combined Voting Power of all classes of stock or ownership interests in one of the other entities in such chain.

        2.43 Tandem SAR means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase Stock under the related Option (and when Stock is purchased under the Option, the Tandem SAR shall be similarly canceled).

        2.44 Termination of Employment occurs the first day on which an individual is for any reason no longer employed by the Company or any of its Subsidiaries, or with respect to an individual who is an Employee of a Subsidiary, the first day on which the Company no longer owns, directly or indirectly, Voting Securities possessing at least 50% of the Voting Power of such Subsidiary. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

        2.45 Unrestricted Stock means an Award of Stock not subject to restrictions described in Article 8 herein.

        2.46 Voting Power means the combined voting power of the then-outstanding Voting Securities entitled to vote generally in the election of directors.

        2.47 Voting Securities of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation and with respect to a limited liability company means ownership or membership interests with equivalent rights.

Article 3.    Administration

        3.1    The Committee.    The Plan shall be administered by the Compensation and Succession Committee or such other committee (the "Committee") as the Board of Directors shall select, consisting solely of two or more nonemployee members of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

        3.2    Authority of the Committee.    The Committee shall have full power except as limited by law, the Articles of Incorporation or the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Eligible Persons to receive Awards; to determine when Awards may be granted and to grant Awards under the Plan (which may include substituted Awards as described in Article 17 herein); to determine the size and types of Awards; to determine the terms and conditions of such Awards; to determine whether Performance Goals have been met; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the

Plan's administration; to amend the terms and conditions of any outstanding Award, including but not limited to amendments with respect to exercisability and non-forfeitability of Awards upon a Termination of Employment; to make such adjustments or modifications to Awards to Participants working outside the United States as are necessary or advisable to fulfill the purposes of the Plan; to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award; and to authorize any action of or make any determination by the Company as the Committee shall deem necessary or advisable for carrying out the purposes of the Plan; provided, however, that the Committee may not amend the terms and conditions of any outstanding Award so as to adversely affect in any material way such Award without the written consent of the Participant holding such Award (or if the Participant is not then living, the Participant's personal representative or estate), unless such amendment is required by applicable law; and provided, further, that any discretion exercised by the Committee pursuant to section 4.2 and the following paragraph of this section 3.2 shall not be deemed to adversely affect in any material way an Award. The Committee may designate which Subsidiaries participate in the Plan and may authorize foreign Subsidiaries to adopt plans as provided in Article 14. Further, the Committee shall interpret and make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

        The Committee may, in its discretion, elect at any time, should it determine it is in the best interest of the Company's stockholders to cancel any Awards granted hereunder, to cancel all or any of the Awards granted hereunder and pay the holders of any such Awards an amount (payable in such proportion as the Committee may determine in cash or in Stock (valued at the Fair Market Value of a share of Stock on the date of cancellation of such Award)) equal to (i) for Options, the number of shares of Stock subject to such cancelled Option, multiplied by the amount (if any) by which the Fair Market Value of Stock on the date of cancellation of the Option exceeds the Option Exercise Price; (ii) for Restricted Stock or Performance Stock, the number of shares of Restricted Stock or Performance Stock multiplied by the Fair Market Value of Stock on the date of cancellation of the Award; and (iii) for Restricted Stock Units or Performance Units, the number of units multiplied by an amount not less than the initial value thereof. Amounts payable may be prorated based upon the number of months elapsed in any related vesting period or Performance Period, in the sole discretion of the Committee. In no event shall the Committee have the right to amend an outstanding Option Award for the sole purpose of reducing the exercise price thereof.

        3.3    Delivery of Stock by Company; Restrictions on Stock.    Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Stock or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Securities Act) and applicable requirements of any securities exchange or similar entity and unless the Participant's tax obligations have been satisfied as set forth in Article 16.

        The Committee may impose such restrictions on any Stock acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Stock is then listed and/or traded and with any blue sky or state securities laws applicable to such Stock.

        3.4    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Eligible Persons, Employees, Participants and their estates. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

        3.5    Costs.    The Company shall pay all costs of administration of the Plan.

Article 4.    Stock Subject to the Plan

        4.1    Number of Shares.    Subject to Section 4.2 herein, the maximum number of shares of Stock available for grant under the Plan shall be 49,000,000 plus any shares of Stock remaining available for awards pursuant to the terms of The Allstate Corporation Equity Incentive Plan. Shares of Stock underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares of Stock that are potentially deliverable under an Award that expires or is cancelled, forfeited, settled in cash or otherwise settled without delivery of shares of Stock shall not be treated as having been issued under the Plan. With respect to an SAR that is settled in Stock, the full number of shares underlying the exercised portion of the SAR shall be treated as having been issued under the Plan, regardless of the number of shares used to settle the SAR upon exercise. Shares of Stock that are tendered or withheld to satisfy tax withholding obligations related to an Award or to satisfy the Option Exercise Price related to an Option or other Award shall be deemed to be shares of Stock issued under the Plan. If, before June 30, 2003, the Option Exercise Price is satisfied by tendering Stock, only the number of shares issued net of the shares tendered shall be deemed issued under the Plan. Stock granted pursuant to the Plan may be (i) authorized but unissued shares of common stock or (ii) treasury stock.

        4.2    Adjustments in Authorized Stock and Awards.    In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123 (revised 2004)) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to (i) the number and kind of shares available for grant under the Plan, (ii) the number of shares or Awards that may be granted to any individual under the Plan or that may be granted pursuant to any Articles or types of Awards and (iii) the number and kind of shares or units subject to and the Option Exercise Price or Base Value (if applicable) of any then outstanding Awards of or related to shares of Stock. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence shall be made as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

        4.3    Award Limitations.    Subject to Section 4.2 above, (i) the total number of shares of Stock with respect to which Options or SARs may be granted in any calendar year to any Participant shall not exceed 1,200,000 shares; (ii) the total number of shares of Qualified Restricted Stock or Qualified Restricted Stock Units that may be granted in any calendar year to any Participant shall not exceed 1,200,000 shares or Units, as the case may be; (iii) the total number of shares of Performance Stock or Performance Units that may be granted in any calendar year to any Participant shall not exceed 1,200,000 shares or Units, as the case may be; (iv) the total number of shares of Stock that are intended to qualify for deduction under Section 162(m) of the Code granted pursuant to Article 10 herein in any calendar year to any Participant shall not exceed 1,200,000 shares; (v) the total cash Award that is intended to qualify for deduction under Section 162(m) of the Code that may be paid pursuant to Article 10 herein in any calendar year to any Participant shall not exceed $1,200,000; and (vi) the aggregate number of Dividend Equivalents that are intended to qualify for deduction under

Section 162(m) of the Code that a Participant may receive in any calendar year shall not exceed 4,800,000.

        No more than an aggregate of 9,000,000 shares of Stock may be granted under Article 8 and Article 10. The maximum number of shares of Stock that may be granted subject to Incentive Stock Options shall be 9,000,000 shares. The maximum number of shares of Stock that may be granted under Article 9 shall be 5,000,000 shares.

Article 5.    Eligibility and Participation

        5.1    Eligibility.    Persons eligible to participate in the Plan ("Eligible Persons") include all key Employees of the Company and its Subsidiaries, as determined by the Committee.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

Article 6.    Stock Options

        6.1    Grant of Options.    Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

        The Committee shall have complete discretion in determining the number of shares of Stock subject to Options granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. The Committee may grant ISOs, NQSOs or a combination thereof.

        6.2    Option Award Agreement.    Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option (which shall not be greater than ten (10) years), the number of shares of Stock to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a change of control. The Option Award Agreement shall also specify whether the Option is intended to be an ISO or NQSO. The Option Exercise Price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

        6.3    Exercise of and Payment for Options.    Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve.

        A Participant may exercise an Option at any time during the Exercise Period. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by provision for full payment of the Stock.

        The Option Exercise Price shall be payable: (i) in cash or its equivalent, (ii) by tendering (by actual delivery of shares or by attestation) previously acquired Stock (owned for at least six months) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (iii) by broker-assisted cashless exercise, (iv) with respect to Options granted on and after May 16, 2006, by share withholding or (v) by a combination of (i), (ii), (iii) and/or (iv).

        Options may not be exercised for less than 25 shares of Stock unless the exercise represents the entire remaining balance of the Award.

        Stock received upon exercise of an Option may be granted subject to any restrictions deemed appropriate by the Committee.

        6.4    Reload Options Related to Options Granted Prior to 2004.    The Committee may provide in an Award Agreement with respect to an Option granted prior to 2004 that a Participant who exercises all or any portion of an Option with Stock which has a Fair Market Value equal to not less than 100% of the Option Exercise Price for such Option shall be granted, subject to Article 4, an additional option ("Reload Option") for a number of shares of Stock equal to the sum ("Reload Number") of the number of shares of Stock tendered in payment of the Option Exercise Price for the Options plus, if so provided by the Committee, the number of shares of Stock, if any, retained by the Company in connection with the exercise of the Options to satisfy any federal, state or local tax withholding requirements. Reload Options may not be included in any Option Awards granted in 2004 or later.

        To the extent that a Reload Option is granted upon exercise of Options granted prior to 2004, the Reload Options shall be subject to the following terms and conditions:

          (i)    the grant date for each Reload Option shall be the date of exercise of the Option to which it relates;

          (ii)   subject to (iii) below, the Reload Option, upon vesting, may be exercised at any time during the unexpired term of the Option to which it relates (subject to earlier termination thereof as provided in the Plan and in the applicable Award Agreement); and

          (iii)  the terms of the Reload Option shall be the same as the terms of the Option to which it relates, except that (A) the Option Exercise Price shall be the Fair Market Value of the Stock on the grant date of the Reload Option and (B) the Reload Option shall be subject to new vesting provisions, commencing one (1) year after the grant date of the Reload Option and vesting upon the same schedule as the Option to which it relates.

        Reload Options may not be granted to Participants who exercise Options after a Termination of Employment.

        Stock subject to this Plan may be used for Reload Options granted under The Allstate Corporation Equity Incentive Plan.

        6.5    Termination.    Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Award Agreement entered into with Participants, need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

        To the extent the Option Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

        6.6    Transferability of Options.    Except as otherwise determined by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ISOs are not transferable other than by will or by the laws of descent and distribution. The Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Nonqualified Stock Options, the vested portions of which may be transferred by the Participant during his lifetime to any Family Member. A transfer of an Option pursuant hereto may only be effected by the Company at the written request of a Participant and shall become effective only when recorded in the Company's record of outstanding Options. In the event an Option is transferred as contemplated herein, any Reload Options associated with such transferred Option shall terminate, and such transferred Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. Otherwise, a transferred Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if no transfer had taken place. In no event shall an Option be transferred for consideration.

Article 7.    Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

        The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        7.2    SAR Award Agreement.    Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR (which shall not be greater than ten (10) years), the Exercise Period and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a change of control.

        7.3    Exercise and Payment of SARs.    Tandem SARs may be exercised for all or part of the Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.

        Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised; (iii) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Exercise Price of the ISO; and (iv) the Tandem SAR may be transferred only when the underlying ISO is transferable, and under the same conditions.

        Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

        A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

  (a)
  the excess of (i) the Fair Market Value of a share of Stock on the date of exercise over (ii) the Base Value multiplied by

  (b)
  the number of shares of Stock with respect to which the SAR is exercised.

        At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in shares of Stock of equivalent value or in some combination thereof.

        7.4    Termination.    Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

        To the extent the SAR Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

        7.5    Transferability of SARs.    Except as otherwise determined by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative, and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. To the extent the Committee permits the transfer of an SAR, in no event shall an SAR be transferred for consideration.

Article 8.    Unrestricted Stock, Restricted Stock and Restricted Stock Units

        8.1    Grant of Unrestricted Stock, Restricted Stock and Restricted Stock Units.    Subject to the terms and conditions of the Plan, Unrestricted Stock, Restricted Stock and/or Restricted Stock Units may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

        The Committee shall have complete discretion in determining the number of shares of Unrestricted Stock, Restricted Stock and/or Restricted Stock Units granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

        In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock or Restricted Stock Units as Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, in which event it will condition the grant or vesting, as applicable, of such Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, upon the attainment of the Performance Goals selected by the Committee.

        8.2    Unrestricted Stock, Restricted Stock/Restricted Stock Unit Award Agreement.    Each grant of Unrestricted Stock, Restricted Stock and/or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Unrestricted Stock, Restricted Stock and/or Restricted Stock Units granted, the initial value (if applicable), the Period or Periods of Restriction (if applicable), and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a change of control.

        8.3    Transferability.    Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

        8.4    Certificates.    No certificates representing Stock shall be delivered to a Participant until such time as all restrictions applicable to such shares have been satisfied.

        8.5    Removal of Restrictions.    Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate.

        Payment of Restricted Stock Units shall be made after the last day of the Period of Restriction applicable thereto. The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in shares of Stock of equivalent value (or in some combination thereof).

        8.6    Voting Rights.    During the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

        8.7    Dividends and Other Distributions.    Subject to the Committee's right to determine otherwise at the time of grant, during the Period of Restriction, Participants shall receive all regular cash dividends paid with respect to the Restricted Stock while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.

        Rights, if any, to Dividend Equivalents on Restricted Stock Units shall be established by the Committee at the time of grant and set forth in the Award Agreement.

        8.8    Termination.    Each Restricted Stock/Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock and/or a Restricted Stock Unit payment following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock/Restricted Stock Units or among Participants and may reflect distinctions based on the reasons for termination.

        To the extent the Restricted Stock/Restricted Stock Unit Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

Article 9.    Performance Units and Performance Stock

        9.1    Grant of Performance Units and Performance Stock.    Subject to the terms and conditions of the Plan, Performance Units and/or Performance Stock may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

        The Committee shall have complete discretion in determining the number of Performance Units and/or shares of Performance Stock granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

        9.2    Performance Unit/Performance Stock Award Agreement.    Each grant of Performance Units and/or shares of Performance Stock shall be evidenced by a Performance Unit and/or Performance Stock Award Agreement that shall specify the number of Performance Units and/or shares of Performance Stock granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a change of control and any rights to Dividend Equivalents.

        9.3    Value of Performance Units/Performance Stock.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a share of Performance Stock shall be equal to the Fair Market Value of the Stock. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Stock that will be paid out to the Participants.

        9.4    Earning of Performance Units/Performance Stock.    After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout with respect to the Performance Units/Performance Stock earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

        9.5    Form and Timing of Payment of Performance Units/Performance Stock.    Payment of earned Performance Units/Performance Stock shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Performance Stock in cash or in Stock (or in a combination thereof), which has an aggregate Fair Market Value equal to the value of the earned Performance Units/Performance Stock at the close of the applicable Performance Period. Such Stock may be granted subject to any restrictions deemed appropriate by the Committee.

        9.6    Termination.    Each Performance Unit/Performance Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Stock payment following termination of the Participant's employment with the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Stock or among Participants and may reflect distinctions based on reasons for termination.

        To the extent the Performance Unit/Performance Stock Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

        9.7    Transferability.    Except as otherwise determined by the Committee, a Participant's rights with respect to Performance Units/Performance Stock granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative and Performance Units/Performance Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. To the extent the Committee permits the transfer of Performance Units/Performance Stock, in no event shall Performance Units/Performance Stock be transferred for consideration.

Article 10.    Other Awards

        The Committee shall have the right to grant other Awards which may include, without limitation, the payment of Stock in lieu of cash, the payment of cash based on attainment of Performance Goals established by the Committee and the payment of Stock in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11.    Deferrals

        The Committee may, in its sole discretion, permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 12.    Rights of Participants

        12.1    Termination.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other relationship with the Company or any Subsidiary at any time, for any reason or no reason in the Company's or the Subsidiary's sole discretion, nor confer upon any Participant any right to continue in the employ of, or otherwise in any relationship with, the Company or any Subsidiary.

        12.2    Participation.    No Eligible Person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

        12.3    Limitation of Implied Rights.    Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the

Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

        Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

        12.4    Waiver.    Each Participant, by acceptance of an Award, waives all rights to specific performance or injunctive or other equitable relief and acknowledges that he has an adequate remedy at law in the form of damages.

Article 13. Termination of Employment

        13.1    Options.    If a Participant has a Termination of Employment, then, unless otherwise provided by the Committee or in the Award Agreement, the following provisions shall apply:

          (i)    if the Participant's Termination of Employment is on account of death or Disability, then all outstanding Options, to the extent not vested, shall vest, and all outstanding Options may be exercised, in whole or in part, by the Participant (or his personal representative, estate or transferee, as the case may be) at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the second anniversary of the date of such Termination of Employment;

          (ii)   if the Participant's Termination of Employment is on account of Retirement at the Normal Retirement Date or Health Retirement Date, unvested Options shall continue to vest in accordance with their terms, and all outstanding Options, when vested, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the fifth anniversary of the date of such Termination of Employment;

          (iii)  if the Participant's Termination of Employment is on account of Retirement at the Early Retirement Date, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the fifth anniversary of the date of such Termination of Employment;

          (iv)  if the Participant's Termination of Employment is for any other reason, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three months after the date of such Termination of Employment; and

          (v)   if (A) the Participant's Termination of Employment is for any reason other than death and (B) the Participant dies after such Termination of Employment but before the date the Options must be exercised as set forth in the preceding subsections, unvested Options shall be forfeited and any Options, to the extent they are vested on the date of the Participant's death, may be exercised, in whole or in part, by the Participant's personal representative, estate or transferee, as the case may be, at any time on or before the earliest to occur of (x) the Expiration Date of the Option, (y) the second anniversary of the date of death and (z) the applicable anniversary of the Termination of Employment as set forth in subsections (i) through (iv) above.

        Reload Options may not be granted after a Termination of Employment.

        13.2    Other Awards.    If a Participant has a Termination of Employment, then, unless otherwise provided by the Committee or in the Award Agreement, all Awards other than Options shall terminate and be forfeited on the date of such Termination of Employment.

Article 14.    Equity Incentive Plans of Foreign Subsidiaries

        The Committee may authorize any foreign Subsidiary to adopt a plan for granting Awards ("Foreign Equity Incentive Plan") and awards granted under such Foreign Equity Incentive Plans may be treated as grants under the Plan, if the Committee so determines. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of the Plan and which may be more restrictive than those contained in the Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of the Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of the Plan, in which case such terms of the Foreign Equity Incentive Plans shall control.

Article 15.    Amendment, Modification and Termination

        The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, provided that no amendment shall be made which shall increase the total number of shares of Stock that may be issued under the Plan, materially modify the requirements for participation in the Plan, or materially increase the benefits accruing to Participants under the Plan, in each case unless such amendment is approved by the stockholders of the Company.

        No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 16.    Payment for Awards and Withholding

        16.1    Payment for Awards.    In the event a Participant elects to pay the Option Exercise Price or make payment for any other Award through tender of previously acquired Stock, (i) only a whole number of share(s) of Stock (and not fractional shares of Stock) may be tendered in payment, (ii) such Participant must present evidence acceptable to the Company that he has owned any such shares of Stock tendered in payment (and that such shares of Stock tendered have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise and (iii) Stock must be tendered to the Company, either by actual delivery of the shares or by attestation. When payment is made by tender of Stock, the difference, if any, between the aggregate amount payable and the Fair Market Value of the share(s) of Stock tendered in payment (plus any applicable taxes) shall be paid by check. No Participant may tender shares of Stock having a Fair Market Value exceeding the aggregate Option Exercise Price or other payment due.

        16.2    Loans and Guarantees.    The Committee may, in its discretion to the extent permitted by applicable law:

          (i)    allow a Participant to defer payment to the Company of all or any portion of (x) the Option Exercise Price of any option or (y) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

          (ii)   cause the Company to guarantee a loan from a third party to the Participant, in an amount equal to all or any portion of such Option Exercise Price or any related taxes.

        Any such payment deferral or guarantee by the Company pursuant to this section shall be on a secured or unsecured basis, for such periods, at such interest rates, and on such other terms and conditions as the Committee may determine. Notwithstanding the foregoing, a Participant shall not be entitled to defer the payment of such Option Exercise Price or any related taxes unless the Participant (x) enters into a binding obligation to pay the deferred amount and (y) except with respect to treasury stock, pays upon exercise of an Option an amount equal to or greater than the aggregate Minimum Consideration therefor. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this section, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Participant's Termination of Employment or if the Participant sells or otherwise transfers the Participant's shares of Stock purchased pursuant to such deferral or guarantee.

        16.3    Notification under Section 83(b).    The Committee may, on the grant date or any later date, prohibit a Participant from making the election described below. If the Committee has not prohibited such Participant from making such election, and the Participant shall, in connection with the exercise of any Option, or the grant of any share of Restricted Stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Participant's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

        16.4    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any Stock withheld as provided below) sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

        16.5    Stock Withholding.    With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering Stock held by the Participant (by actual delivery of the shares or by attestation) or by having the Company withhold Stock having a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant. In the event a Participant fails to make an election by the date required, the Participant will be deemed to have made an election to have the Company withhold Stock having a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction.

Article 17.    Substituted Awards

        The Committee may grant substituted awards for any cancelled Award granted under this Plan or any plan of any entity acquired by the Company or any of its Subsidiaries in accordance with this Article; provided, however, that a substituted award cannot be of a type different than the cancelled Award without approval by the stockholders of the Company. If the Committee cancels any Award (granted under this Plan, or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Award provided that, subject to Section 4.2, an Option or SAR granted in exchange for, or in connection with, the cancellation or surrendering of an Option, SAR or other award must have an Option Exercise Price or SAR Base Value not lower than that of the cancelled Option or SAR, and further may provide that the grant date of the cancelled Award shall be the date used to determine the earliest date or dates for exercising or vesting the new substituted Award so that the Participant may exercise the substituted Award, or the substituted Award may vest, at the same time as if the Participant had held the substituted Award since the grant date of the cancelled Award.

Article 18.    Successors

        All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

Article 19.    Legal Construction

        19.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

        19.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        19.3    Requirements of Law.    The granting of Awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        19.4    Governing Law.    To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware, except with regard to conflicts of law provisions.

        19.5    Code Section 409A Compliance.    To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A"). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.